Exhibit 99.1
NEWS & INFORMATION

FOR:	EMERSON RADIO CORP.
610 Fifth Ave
New York, NY 10020

CONTACT:	Emerson Radio Corp.	or:	Investor Relations:
	Greenfield Pitts		Robert Maffei
	Chief Financial Officer		Investor Relations Manager
	(212) 897-5441		(973) 428-2098

Brainerd Communicators, Inc.
Brad Edwards or
Denise Roche
(212) 986-6667

Media Relations:
Brainerd Communicators, Inc.
Scott Cianciulli
(212) 986-6667
Thursday, August 28, 2008
EMERSON RADIO CORP. RECEIVES NOTICE OF COMPLIANCE
WITH SECTION 803(B)(2)(c) OF AMEX COMPANY GUIDE
PARSIPPANY, N.J. — August 28, 2008 — Emerson Radio Corp. (AMEX:MSN) today announced its receipt of notice from the staff of the American Stock Exchange LLC (“AMEX”) that based on the appointment of Terence A. Snellings as a member of Emerson’s Board of Directors and Audit Committee on August 12, 2008, Emerson has regained compliance with Section 803(B)(2)(c) of the AMEX Company Guide. As is the case for all listed issuers, Emerson’s continued listing eligibility will continue to be assessed by AMEX on an ongoing basis.
About Emerson Radio Corp.
Emerson Radio Corporation (AMEX:MSN), founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, worldwide, a variety of consumer electronics and home appliances including microwaves and wine coolers, clock radios, full lines of televisions and other video products, and audio and home theater products. For more information, please visit Emerson Radio’s Web site at www.emersonradio.com.

Forward Looking Statements
This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company’s reports as filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this news release.